Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Second Quarter 2024 Results
and Declares Regular Quarterly Dividend of $0.30 per Share

Company to Host Conference Call on Thursday, August 1, 2024, at 11:00 a.m. Eastern Daylight Time

Henderson, Nevada - (GLOBE NEWSWIRE) - July 31, 2024 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and select businesses engaged in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2024.

Financial Highlights:
(All comparisons vs. the second quarter of 2023).
•Net income per diluted share of $1.25, versus $1.30;
•Adjusted net income per diluted share of $1.10, versus $1.17;
•Gross premiums written of $207.9 million, an increase of 5%;
•Net premiums earned of $187.8 million, an increase of 6%;
•Net favorable prior year loss reserve development of $9.1 million, versus $19.7 million;
•GAAP combined ratio of 94.2% (95.4% excluding LPT), versus 90.4% (91.5% excluding LPT);
•Underwriting and general and administrative expense ratio of 22.0%, versus 26.0%;
•Net investment income of $26.9 million, an increase of $0.1 million, with interest and financing expenses related to investing activities of less than $0.1 million, a decrease of $1.9 million; and
•Record number of ending policies in-force of 128,522.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “Higher new and renewal premiums, strong and steady net investment income and continued net investment gains drove year-over-year increases in revenue for both the second quarter and the first six months of 2024. We also ended the period with yet another record number of policies in-force, which were up 3% year-over-year.
We recorded our current accident year loss and LAE ratio on voluntary business at 64.0%, slightly above the 63.3% we maintained throughout 2023 and consistent with that of 2022. Our second quarter full reserve study led to the recognition of $9.3 million of net favorable prior year loss reserve development from our voluntary risk business, versus $20.0 million of net favorable development a year ago.
Our commission expense ratio was 14.3%, versus 13.3% a year ago. The increase was largely attributable to our strong new business writings, which are typically subject to a higher initial commission rate. Our ongoing efforts to reduce our underwriting and general and administrative expense ratio have been successful, and we ended the quarter with a ratio of 22.0%, down significantly from 26.0% a year ago. The decrease was primarily the result of the Cerity integration plan we executed in the fourth quarter of 2023.
Our resulting combined ratio excluding LPT was 95.4% for the second quarter (100.2% on a current accident year basis), versus 91.5% (102.7% on a current accident year basis), a year ago.
Lastly, we returned $27.0 million to our stockholders through a combination of share repurchases and regular quarterly dividends. This action reflects our strong balance sheet, abundant underwriting capital and our confidence in the Company’s future operations.”

Summary of Second Quarter 2024 Results
(All comparisons vs. the second quarter of 2023, unless otherwise noted).
Gross premiums written were $207.9 million, an increase of 5%. The increase was primarily due to higher new and renewal business writings, partially offset by lower final audit premiums. Net premiums earned were $187.8 million, an increase of 6%.
Losses and loss adjustment expenses were $108.8 million, an increase of 20%. The increase was primarily due to higher earned premium, a slightly higher current accident year loss and loss adjustment expense ratio and lower net favorable prior year loss reserve development. The Company recognized $9.1 million of net favorable prior year loss reserve development during the quarter versus $19.7 million a year ago. The Company’s loss and loss adjustment expense ratio was 57.9% (59.1% excluding LPT), versus 51.1% (52.2% excluding LPT).
Commission expenses were $26.8 million, an increase of 14%. The Company’s commission expense ratio was 14.3%, versus 13.3% a year ago. The increase primarily related to: (i) an increase in new business writings, which are typically subject to a higher initial commission rate; and (ii) a reduction in commission expense for uncollected premium recorded in the second quarter of 2023.
Underwriting and general and administrative expenses were $41.4 million, a decrease of 10%. The Company’s underwriting and general and administrative expense ratio was 22.0%, versus 26.0% a year ago. The decrease primarily related to decreases in professional fees, marketing and advertising expenses, facilities expenses and information technology expenses.
Net investment income was $26.9 million, an increase of 0.4%. The increase was primarily due to higher yields on our fixed maturity securities, partially offset by a lower invested balance of fixed maturity securities, as measured by amortized cost, resulting primarily from the unwinding of our former Federal Home Loan Bank (FHLB) leveraged investment strategy, which was in effect from the first quarter of 2022 to the fourth quarter of 2023.
Net realized and unrealized gains on investments reflected on the income statement were $2.2 million, versus $11.3 million.
Interest and financing expenses were less than $0.1 million, versus $1.9 million. The decrease resulted from the unwinding of our former FHLB leveraged investment strategy.
Income tax expense was $8.3 million (20.8% effective rate), versus $8.9 million (20.3% effective rate). The effective rates during each of the periods included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $44.91 increased 14.0% year-over-year and 2.7% during the second quarter of 2024, computed after considering dividends declared. During the second quarter this measure was unfavorably impacted by $4.9 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet), partially offset by $4.5 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $48.89 increased by 10.2% year-over-year and 2.8% during the second quarter of 2024, computed after considering dividends declared. During the second quarter this measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.
Share Repurchases and Third Quarter 2024 Dividend Declaration
During the second quarter of 2024, the Company repurchased 461,789 shares of its common stock at an average price of $41.53 per share. During the period from July 1, 2024 through July 30, 2024, the Company repurchased a further 60,312 shares of its common stock at an average price of $42.56 per share. The Company currently has a remaining share repurchase authorization of $44.4 million.
On July 31, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.30. The dividend is payable on August 28, 2024 to stockholders of record as of August 14, 2024.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, August 1, 2024 at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and select businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Mike Paquette (775) 327-2562 or mpaquette@employers.com